UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2007

KNIGHT INC.

(Exact name of registrant as specified in its charter)

Kansas	1-06446	48-0290000
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 10, 2007, Knight Inc., a Kansas corporation (“Knight”), entered into a purchase agreement (the “Agreement”) with Myria Acquisition Inc., a Delaware corporation (“Myria”), whereby Knight has agreed to sell, and Myria has agreed to purchase, 80% of the ownership interests of MidCon, a wholly owned subsidiary of Knight, at a price equivalent to a total enterprise value of approximately $6.575 billion, subject to certain adjustments.

Myria is comprised of a syndicate of investors led by Babcock & Brown, an international investment and specialized fund and asset management group.

MidCon’s wholly owned subsidiary, Natural Gas Pipeline Company of America (“NGPL”), owns and operates approximately 9,700 miles of interstate natural gas pipelines, storage fields, field system lines and related facilities, consisting primarily of two major interconnected natural gas transmission pipelines terminating in the Chicago, Illinois metropolitan area.  In connection with the Agreement, Knight will enter into a long-term operations and reimbursement agreement with NGPL, whereby Knight will operate NGPL’s pipeline system.

The closing of the transaction contemplated by the Agreement is subject to the satisfaction or waiver of certain conditions, including receipt of applicable regulatory approvals.  The transaction is expected to close in the first quarter of 2008.

The Agreement contemplates that prior to closing, a newly formed wholly owned subsidiary of MidCon will issue approximately $3.0 billion of debt, which proceeds will be held in escrow and used to repay debt owed to Knight at the closing.  Between the proceeds from the sale of MidCon and the debt financing, Knight expects to receive approximately $5.3 billion of after-tax cash proceeds.  It expects to use virtually all of such cash to repay Knight debt, starting with the debt it incurred in connection with its going private transaction that closed in May 2007. Once the debt Knight incurred in connection its going private transaction is repaid, it will no longer have any material secured debt.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Knight or the business being sold. The representations, warranties and covenants contained in the Agreement were made only for purposes of such Agreement and as of specific dates, were solely for the benefit of the parties to such Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Knight, Myria or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Knight’s public disclosures.

Forward-Looking Statements

This Current Report and the exhibit furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the sale of the ownership interests of MidCon and the other transactions contemplated by the Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Agreement to satisfy the conditions to closing specified in the Agreement. More information about Knight and other risks related to Knight are detailed in Knight’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2006, and its subsequent Exchange Act reports filed with the SEC. Knight undertakes no obligation, except as required by applicable law, to update any forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number	Exhibit

10.1	Purchase Agreement, dated as of December 10, 2007, between Knight Inc. and Myria Acquisition Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT INC.

Dated: December 10, 2007	By:	/s/ Joseph Listengart
Joseph Listengart
Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

10.1	Purchase Agreement, dated as of December 10, 2007, between Knight Inc. and Myria Acquisition Inc.